Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258175 and 333-273798 on Form S-8 and in Registration Statement No. 333-285266 on Form S-3 of our report dated February 25, 2026, relating to the consolidated financial statements of Zevia PBC and its subsidiary appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Los Angeles, California

February 25, 2026